As filed with the Securities and Exchange Commission on                           , 2013

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

Under

The Securities Act of 1933

The Strip Development, Inc.

(Exact name of Registrant as specified in its charter)

Utah	6162	46-272 5582
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1812 W. Sunset Blvd
St. George, Utah 84770
(435) 619-3638

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Linda Reiger
1812 W. Sunset Blvd. Suite 1-134
St. George, Utah 84770
(435) 674-9222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adrian Morrisette
10712 E 7000 N
Lapoint, Utah 84039
(435) 619-3638

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [     ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [      ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [    ]       Accelerated filer [    ]        Non-accelerated filer [    ]

(Do not check if a smaller reporting company) Smaller reporting company [X]

SEC 870 (02-08) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

CALCULATION OF REGISTRATION FEE Filing fee is calculated pursuant to Rule 457(o) under the Securities Act,
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	$ 10,000,000	$ 1,288.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee, in accordance with to Rule 457(o) promulgated under the Securities Act of 1933.
(2)	Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus (Subject to Completion)

Dated January 3, 2014

Shares

The Strip Development, Inc.

Class A Common Stock

The Strip Development, Inc. is offering shares of its Class “A” common stock, there are NO selling stockholders. This is our initial public offering, and no public market currently exists for our shares. We anticipate that the initial public offering price will be between $0.50 and $1.00 per share.

Following this offering we will have two classes of authorized stock; Class A common stock, and Class B Preferred stock. The holders of Class A common stock will be entitled to one vote per share. The holders of Class B Preferred Stock will be entitled to 10 votes per share.

We expect to apply to list our Class A common stock on either the Bulletin Board or the Pink Sheets under the symbol “TSDI”

Investing in our Class “A” common stock involves risks. See “Risk Factors” beginning on page 14.

PRICE: $1.00 Per Share
	Price to Public	Underwriter Discounts and Commission	Proceeds to IMI	Proceeds to Selling Shareholders
Per Share	$1.00	$0.07	$0.93	NA
Total	$10,000,000	$700,000	$9,300,000	NA

The Strip Development, Inc. is self underwriting this offering. The Strip Development has not granted any underwriters the right to purchase additional shares to cover over-allotments.

The price to the public and allocation of shares will be determined primarily by an auction process. As part of this auction process, we are attempting to assess the market demand for our Class A common stock; and to set the size and price of this offering to meet that demand. Buyers hoping to capture profits shortly after our Class A common stock begins trading may be disappointed. The method for submitting bids and a more detailed description of this process are included in “Auction Process” beginning on page 22.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. It is expected that the shares will be delivered to purchasers on or about May 1, 2014

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares; except where the context requires otherwise, in this prospectus, the “Company,” “The Strip Development, Inc.” “we,” “us” and “our” refer to The Strip Development, Inc., a UTAH corporation, and, where appropriate, its subsidiaries.

We have not undertaken any efforts to qualify this offering for offers to individual investors in any jurisdiction outside the U.S.; therefore, individual investors located outside the U.S. should not expect to be eligible to participate in this offering.

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TABLE OF CONTENTS

Special Note Regarding Forward-Looking Statements	5
Sarbanes-Oxley Disclosure	5
Election under Rule 229.10f	5
Item 101: and Item 511-Description of Business	5
Item 201-Market Price, Dividends and description of Capital Stock	8
Item 301-Selected Financial Data	9
Financial Projections	9
Item 302-Supplemental financial information	10
Item 303-Management Discussion/ Analysis of Financial Condition and Result of Operations	10
Item 305-Disclosures about Market Risk	10
Item 402- Executive Compensation, and shares eligible for future sale	11
Item 404- Certain Relationships and Related Party Transactions	12
Item 407- Corporate Governance and Management	12
Item 503: Prospectus Summary Risk Factors, and Ratio of Earnings to Fixed Charges:	13
Item 503(a) -Prospectus Summary	14
Item 503(b) -Risk Factors	15
Item 503(c) -Ratio of Earnings and Fixed Charges	19
Item 504 -Use of Proceeds	21
Item 506- Dilution	21
Item 507. Selling security holders	22
Item 508- Plan of distribution	22
Item 509- Description of securities to be registered	22
Item 510- Experts: Interest of names experts and counsel	22
Underwriters	22
Legal Matters	22
Experts	22
Where You Can Find Additional Information	22
Item 512- Undertakings	23
Financial Statements	F-1

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Special Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward -looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. In addition, a number of our “objectives,” “intentions,” “expectations” or “goals” described in “Auction Process” for qualification of bidders, the bidding process, the auction closing process, the pricing process and the allocation process are also forward-looking statements. These statements are based on current expectations or objectives of the auction process being used for our initial public offering that are inherently uncertain. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors”.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur; and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Sarbanes-Oxley Disclosure: The Strip Development, Inc., does not at this time have an audit, compensation, and nominating corporate governance committees, or an audit committee financial expert. WE plan to list on the Pink Sheets or the Bulletin Board and these committees are not currently required for either the Pink Sheet or Bulletin Board listing.

Election under Rule 229.10(f) (17 CFR 229.10f)

We are a Smaller reporting company. And elect to provide the information required under Rule 229.10(f) (17 CFR 229.10f)

Item 101: and Item 511: Description of Business:

The Strip Development, Inc., (hereafter “TSDI”) is a UTAH Corporation having changed from an LLC registered on June 10, 2013 to a Corporation on December 17, 2013.

TSDI currently has an option to acquire a parcel of property in Vernal Utah that consists of approximately 500 acres. The property is zoned Commercial, Industrial and Heavy Industrial. The Property has been valued by a BPO at $18,400,000.00; The Company has an option to acquire this property for $2,000,000.

The Company Project: We are developing this 500 + or - Acres of vacant land, with its 5 miles of highway frontage. The Property has already been approved for; 12 Plex efficiencies for rentals, a Restaurant and Bar, Convenience Store, Laundromat, Commercial Buildings, and a 90 space RV Park in an energy boom area (Vernal Utah). Our project when completed will be equivalent to a small self-contained township. To complete the amenities we plan on adding a post office and bank branch.

About Vernal Utah: Vernal is located in Uintah County, and is the closest town to the geographical formations that hold most of Utah’s natural gas and oil deposits. The oil and gas companies in the area expect to hire up to 6,100 new workers in the next 12-18 months for projects already approved and permitted, which will effectively DOUBLE the current population of Vernal Utah.

Much of the land with current well production is BLM land which limits the building of worker housing. The 500 + or - acres is known as “The Strip” it is ideally located because it is the closest private land toward Vernal before the property abuts the start of BLM land. Not only does “The Strip” border BLM land it also has 5 miles of highway frontage, and it is the closest private property to Highway 88; a major Highway currently being paved and expanded by UDOT to connect Hwy 40 to I-70 due to the increase in traffic.

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By making workers housing available that is approximately 12 miles closer to their job site; with parking for semis, we create a very appealing rental complex with a built in consumer base for all our amenities such as our food court. The land has already been rezoned and has approval for the site plan including, 12 Plexes for rentals, Restaurant and Bar, Convenience store, Laundromat, and a 90 space RV Park.

We plan to develop this property and to manage and maintain it for its rental income, and commercial value.

These are a few samples of the LinGen Models, which will be utilized in the Vernal, Utah areas. LinGen can build any type of structure, with any conventional exterior finish currently available:

LinGen’s 12-Plex housing unit offer hi volume occupancy

Unfinished Interior View of 12 plex

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LinGen’s 3 bedroom 2 bathroom duplex with laundry room and loft, creating a 4th bedroom

Rendering of the Food Court, Bar and Laundromat

Much of the drilling and well maintenance is far from any city services. Because of this distance a key element to our business model, includes providing services where energy boom workers live and work. This is why the development includes commercial warehouse space available for lease, many of which already have commitments for lease contracts. We will also provide amenities like; Food Services, Banking, Mail Box and Postal Service, a Laundromat and a Convenience Store with our Food Court pictured above.

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Our Competitive Edge

2 x 6 Wood Frame & Cavity Fill Fiberglass	LinGen Steel & Solid Foam Panels
Construction Time & Labor
▪ Wood framing, insulation, vapor barrier requires 4 separate installation steps for wall area – labor intensive	▪ 4’ wide panels are assembled fully insulated and ready for utilities, and then interior / exterior finish

Thermal Performance
▪ Fiberglass batts insulate between framing members – leaving thermal bridging through wood framing	▪ Metal framework is completely covered by solid foam core on all sides – no area left un-insulated
▪ Fiberglass performance relies on a perfectly installed air barrier which is extremely difficult to achieve	▪ Wall panels fit tightly together quickly and easily, and form air-tight seal
▪ Fiberglass performance further reduced by compression factor during installation	▪ Foam panels’ thermal performance not compromised by installation & handling
▪ US DOE says R 19 cavity fill performance is closer to R 13	▪ Insulation performance of solid 8” foam walls is approximately R-32

Moisture Related Issues
▪ Condensation forms in wall cavity
▪ Moisture in fiberglass often freezes
▪ Extra weight can cause cavity insulation to sag & settle and leave the top of wall un-insulated	▪ EPS foam absorbs very little water evident by fact that EPS is used to insulate inside toilet water tanks
▪ Insulation performance drops significantly when fiberglass is wet

Durability
▪ Cavity fill fiberglass insulation eventually deteriorates in performance – usually caused by compression during installation or moisture or air infiltration or sagging & settling	EPS is a well proven stable long-life insulator whether used above or below ground

Item 201: Market price of, and dividends on registrant’s common equity and related stockholder matters:

Our Common stock currently has no established market value or price. We anticipate paying dividends after the end of the first year. Dividends will only be paid on Class “A” Common Stock. We anticipate paying dividends based on 25% of company net profits.

The Company is authorized to issue 500,000,000 shares of Class “A” common stock and 10,000,000 shares of preferred stock.

We have built several smaller complexes and are now looking to enlarge our portfolio as an owner, builder and manager of our own developments.

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The company has issued and outstanding stock prior to this offering as follows:

Shareholders of record/Founders	Class “A” Common	Class “B” Preferred
Adrian T. Morrisette	21,000,000	2,100,000
Linda Reiger	10,000,000	1,000,000
Alexandra D. Green	6,000,000	600,000
Dmitrius Ryan Jefford	200,000
Sharon Moores	54,000
Farren Anderson	20,000
Nick Hurren	200,000
Valarie Evans	25,000
Garry E. & Marianne T. Jefford.	50,000
Total	37,549,000	3,700,000

Item 301: Selected financial data:

The main investor has been Adrian Morrisette, who invented the LinGen Panel system, and the hardware to produce it. He currently has patents pending for both the system and the tooling to produce it. Linda Reiger has provided the frame work to bring this offering to the public. Alexandra Green is the Administrative Director for LinGen Building Systems; and has worked with Adrian Morrisette to secure this project, and obtain all pricing and bids for the development.

See Financial Projections below:

Projected Value / Profitability / Dividends
		Year 1	Year 2	Year 3	Year 4	Year 5
Income		$3,890,640	$6,219,840	$9,099,840	$13,549,440	$20,870,040
Operational Cost		$1,649,315	$1,491,207	$1,733,598	$2,087,901	$2,645,315
Net Profit		$2,241,325	$4,728,633	$7,366,242	$11,461,539	$18,224,725
Dividends (% of Profit)	25%	$560,331	$1,182,158	$1,841,560	$2,865,385	$4,556,181
Cost of Expansion		$2,090,190	$3,469,320	$5,452,200	$8,405,535	$0
Accumulative Cash	$651,523	$242,327	$319,481	$391,963	$582,582	$14,251,126
Project Value		$19,645,976	$32,318,698	$47,872,925	$71,881,618	$110,441,176

Dividend (Paid on Class “A” stock only)- Projections & Assumptions
Shares Issued (Class “A”)	47,549,000	Year 1	Year 2	Year 3	Year 4	Year 5
Share Trade Value	$1.00	$2.48	$4.08	$6.04	$9.07	$13.94
Dividend per Share		$0.0118	$0.0249	$0.0387	$0.0603	$0.0958
Shares Held (example)	10,000	10,000	10,000	10,000	10,000	10,000
Annual Dividend		$118	$249	$387	$603	$958

Earnings and Fixed Charges:

We have accrued expenses and liabilities per discussion in our financials See Financials Exhibit “A”. We anticipate acquiring and developing this project from the Equity participation of our investors.

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Item 302: Supplementary financial information:

With the $10 Million this offering is expected to raise, we believe we will be in a position to develop phase one, consisting of approximately 30 acres.

Phase 1 – 30 Acre Plat

See our Financials Statements beginning at page 23

Item 303: Management’s discussion and analysis of financial condition and results of operations:

The company has accrued Liabilities, has limited operations and has an option to acquire the necessary property for $2,000,000; the additional $8,000,000 will develop the property once acquired. Our Model is also self funding after the first investor funds are received, and the first 32 acres are developed. We believe that the funding from this offering will take us to the next phase and allow us to complete development of the entire 500 acres from the profits generated over time. The first 100 acres when developed is anticipated to provide for the company and our investors a yearly income over $9,000,000. This leaves an additional 400 acres for expansion. The company intends to pay dividends after the first year. The company currently anticipates that dividends will amount to 25% of the company’s net operating income.

Item 305: Quantitative and qualitative disclosures about market risk:

1. Currently in Vernal Utah there are plans and permitting for drilling more than 600 additional wells in 2014. The only obstacle preventing the expansion of local drilling is the lack of area housing for workers. In the winter temperatures can fall below (-10 degrees F), and workers have been living in RV’s, campers and temporary structures called man-camps. Temporary housing is not suitable for these conditions due to the extreme temperature changes. Workers need a more permanent structure that is fully insulated. They also need services and amenities such as Restaurants, Banks, Food Markets, Laundromats, Convenience Stores, Gas Stations and Truck stops. These services will be required for the influx of thousands of workers, which will be coming to the Uintah Basin for employment.

2. Beside workers for the Oil and Gas industry, many large “retail” stores are currently being developed in the area stores include; TJ Max, Ross Dress for Less, Joanna’s, Sportsman’s Warehouse, Jiffy Lube etc. These stores have currently leased space and also require employees to service the community. Those Employees also require housing.

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Market Risk Factors:

1. Supply Chain and Delivery

We will be developing our housing half way between two main cities; there may be a wait for product delivery in order to build our prefab houses, since we are working away from any main city that can lengthen the time to complete our build out, this could impact our financial model.

2. Possibly of shortages of Material

As the demand increases for Building materials there may develop shortages or back orders, the wait for materials could impact our time frame for completion and run up costs beyond our budget. The cost of materials may increase beyond the company’s expectations and that could cause the company to spend more to complete an individual project, this could impact our financial model

3. Potential problems with employees

Since jobs are readily available our employees could demand higher wages then are generally paid for the same work in other cities, although we have taken this into consideration, we may be forced to pay salaries in excess of our anticipation which would cause the company to spend more to complete a project then budgeted and would impact our financial model.

4. Possibility of delays

There can be shortages in supplies that can delay our production

Item 402: Executive compensation:

SUMMARY COMPENSATION TABLE

Non
Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compen-	Compen-
Name & Principal		Salary	Bonus	Awards:	Awards	sation	sation	Total
Position	Year	( )	( )	( )	( )	( )	( )	( )
Adrian Morrisett	2013	0	0	21,000,000	0	0	0	0
President/Chairman				Common
Of the Board of Directors				Shares
2,100,000
Preferred

Alexandra Green	2013	0	0	6,000,000	0	0	0	0
Secretary/Treasurer				Common
Shares
600,000
Preferred
Shares

We have no pension, health, annuity, bonus, insurance, stock options, or similar benefit plans. No stock options or stock appreciation rights have been granted to any of our directors or executive officers; none of our directors or executive officers exercised any stock options or stock appreciation rights; and none of them hold unexercised stock options. We have no long-term incentive plans.

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We anticipate a reasonable compensation for officers to be $60,000 annually, as the new model is established and becomes profitable. The Board of Directors will fix the salary annually.

Shares that will be available for future sales

The company has authorized 500,000,000 shares of our common stock Class “A” with this offering we anticipate that there will be 47,000,000 shares outstanding; that leaves 453,000,000 shares of which some or all could be utilized in a second offering.

Item 404: Transactions with related persons, promoters and certain control persons:

LinGen is a Related Party to Adrian Morrisette; No transactions have currently occurred; However their Building system will be used in the future and they are a planned supplier to be used going forward. The Stock provided to the founders are also to be considered related parties

Item 407: Corporate governance and management:

The Company is controlled by a Board of Directors.

DUTIES OF DIRECTORS MANAGEMENT OF BUSINESS:

The Board of Directors are responsible for the control and management of the affairs, property and interests of the Corporation; and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

The board of directors shall have general supervision and control of the business and affairs of the Corporation, and shall make all rules and regulations not inconsistent with law or with our by-laws for the management of the business and the guidance of the officers, employees, and agents of the Corporation. They shall have installed an accounting system, which shall be adequate to the requirements of the business, and it shall be their duty to require proper records to be kept of all business transactions.

No stated salary shall be paid to directors, as such, for their services but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Employment of Manager.

The board of directors has the power to employ or to authorize the employment of all officers and such other employees of the company as may be deemed necessary, and to fix their compensation. A director may serve as an officer or other employee of the company.

The board of directors shall have discretion to employ a manager who shall be employed under the direction of the board of directors; the manager shall have general charge of the ordinary and usual business operations of the Corporation, including the purchasing, marketing, and handling of all products services and supplies handled by the Corporation. They shall, so far as practicable, endeavor to conduct the business in such a manner that the shareholders will receive just and fair treatment. The manager shall deposit all money belonging to the Corporation in a bank selected by the board of directors and in the name of the Corporation. The manager shall make all disbursements there from for the ordinary and necessary expenses of the business by check in the manner and form authorized by the board. Upon the appointment of their successor, the manager shall deliver to them all money and property belonging to the Corporation which they have in their possession or over which they have control.

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The manager shall be required to maintain his or her records and accounts in such a manner that the true and correct condition of the business may be ascertained there from at any time. They shall render annual and periodical statements in the form and in the manner prescribed by the board of directors. The manager shall carefully preserve all books, documents, correspondence, and records of whatever kind pertaining to the business which may come into his or her possession.

Subject to the approval of the board of directors, the manager shall have control over and may employ and dismiss all agents and employees of the Corporations not specifically employed by the board of directors. We have corporate officers who answer to the board.

Duties of the President:

The President shall (1) preside over all meetings of the Corporation and of the board of directors; (2) call special meetings of the Corporation and of the board of directors; (3) perform all acts and duties usually performed by a presiding officer, and (4) sign all certificates of stock issued to shareholders and such other papers of the Corporation as he or she may be authorized or directed to sign by the board of directors, provided the board of directors may authorize any person to sign any or all checks, contracts, and other instruments in writing on behalf of the Corporation. The President shall perform such duties as may be prescribed by the board of directors.

Duties of Vice-President

In the absence or disability of the President, or under the President’s direction, the Vice-President in designation of order (i.e.) first Vice President, second Vice President etc. shall perform the duties of the President, provided, however, that in case of death, resignation, or disability of the President, the board of directors may declare the office vacant and elect his successor.

Duties of the Secretary:

The secretary shall keep a complete record of all meetings of the Corporations and of the board of directors and shall have general charge and supervision of the books and records of the Corporation. He or she shall sign all stock certificates issued to shareholders with the President and such other papers pertaining to the Corporation as he or she may be authorized or directed to do by the board of directors. He or she shall serve all notices required by law and by these by-laws and shall make a full report of all matters and business that pertain to his or her office to the shareholders at the annual meeting. He or she shall keep the corporate seal if any, and the stock ledger (certificate) book; complete and countersign all certificates issues and affix said corporate seal if any, to all papers requiring seal. He or she shall keep a record showing the name of each shareholder of the Corporation, the number of stock certificates, the number of shares owned, and the date of issuance. He or she shall act as secretary of the executive committee. He or she shall make all reports required by law and shall perform such other duties as may be required of him or her by the Corporation or board of directors. Upon the election of his or her successor, the secretary shall turn over to him or her all books, records, and other property belonging to the Corporation.

Duties of the Treasurer:

The treasurer shall perform such duties with respect to the finances of the Corporation as may be prescribed by the board of directors.

Item 503: PROSPECTUS SUMMARY, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES:

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Item 503a: PROSPECTUS SUMMARY

The Uintah Basin oil and gas reserve may be one of the largest reservoirs of gas and oil in the world. There is currently an employee shortage of more then 6,000 workers. For every worker employed it will take an additional 1.5 workers to provide the services necessary for the hundreds of small businesses springing up in the region. The Oil companies can only hire as housing is available. There is currently a housing shortage that may not be satisfied for the next several years.

A number of publicly traded oil and gas companies already have drilling rigs in the Vernal region and are currently hiring. Records for permits already issued for next year are available from Uintah and Roosevelt County.

The vast, dry lands southeastern Utah hold about half of the state’s active rigs and present a veritable smorgasbord of opportunities for energy extraction: shale aplenty, fracking for both oil and natural gas, and even the states very own poised-to-open tar sands. Uintah County has been Utah’s main oil producer for more than 70 years. As far back as 1918, National Geographic extolled the area’s potential: “Campers and hunters in building fires against pieces of the rock had been surprised to find that they ignited, that they contain oil.” In other words, what is happening here is no nouveau drilling dalliance, but an affair that has been going on for decades!

Vernal has a current population of 9,000, and is growing rapidly. There are shiny new retail centers, schools, municipal buildings and ballparks. The Western Park Convention Center, covering 32 acres, is one of the largest buildings of its kind in the West. Not every town hosts a golf tournament called Petroleum Days or throws a music festival -- like last summer’s weekend-long Country Explosion -- co-sponsored by a maker of centrifuges and mud/gas separators. Then there’s the Uintah Basin Applied Technology College, a beautiful sandstone building with the streamlined look of a brand-new upscale airport.

On a first visit to Vernal, you might peek in on a class called Well Control, where a movie might be shown that has the production quality of any Spielberg movie. There are models of oil derricks in the lobby, with the name Anadarko; the giant Texas oil company that is one of the area’s main employers prominently displayed. In this case, Anadarko’s particular bouquet was a $1.5 million gift for construction and faculty endowment.

It’s a short drive over to the rec center, a looming spectacle of oaken beams, concrete and great sheets of glass that reveal within Olympic-size pools, running tracks, climbing walls and squash courts. This building points to one of the less obvious ways the town has been wooed. While Anadarko alone paid $14 million in county property taxes last year, the total income for Vernal and Uintah County from oil and gas far exceeds this number, as a result of; sales tax, production taxes, mining royalties, and lease payments on federal land. In other words, the building is not a gift outright, but the metaphoric equivalent of Big Oil saying, “Here, honey, go buy yourself something nice.”

As you drive from the rec center to Main Street, rejoining the white truck parade past classic strip malls and an abundance of hotels. (The Holiday Inn, many locals would tell me, was rented out for a year in advance by Halliburton -- before it was even completed.) At the chamber of commerce, a young woman named Misty smiles from behind the counter and said: “It’s an oil field town and everyone makes money from the oil field.

The George W. Bush oil and gas boom which included a last-minute gift of almost 3,000 more permits. This turned into the Obama boom, with another 2,400 permits which continues to this moment.

Employees can make as much as $70,000 to $80,000 out in the oil fields.

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The town is expanding as major shopping centers with stores like Ross, Jo-Ann’s Fabrics, Lowe’s, Ace Hardware, Sportsman’s Warehouse, Smiths, JB’s, and many more large facilities are opening to cash in on the Boom.

Utah officials predict a long, lucrative future in the business (bigger than the $4 billion that the state says flowed from the ground on 2011), and the government has leased far more lands, and permitted more wells than industry has yet been able to develop.

Since there is a need to develop wells and to maintain them, housing has become a major obstacle to the planned development. The LinGen system is poised to overcome that obstacle. The LinGen System can build twenty 12 plex units daily. Twenty (20) 12 plex units will house 480 men, and generate $480,000 in rental income monthly.

LinGen with its rapid development technology plans on having a large footprint in the Uintah Basin Oil Reserve area. The ideal size development is a ten (10) acre parcel where one acre can be utilized for the commercial support.

Item 503(b) RISK FACTORS,

1. We may have competition

The company has competition in the Vernal Utah Area that may be better financed, currently several large Hotels are planned for development.

2. Potential for material backlog

The demand for housing could create a back log for delivery of building materials.

3. Whether conditions could slow production

The weather in Vernal could obstruct our building schedules, and we may not be able to build to a planned time schedule which would impact our budget.

4. Reliance on power for build out

We may have delays while we bring power onto the land and or drill wells for water and place septic systems due to the very harsh winters, this could impact our building costs and time table for completion.

5. We are subject to the Success of the raise

We may not receive all of the funding we need from this offering, which would require that we apply for additional loans to complete the projects. This can take time and cost more to develop the project.

6. Possibility of workers becoming ill

Construction workers are at risk of exposure to various health hazards that can result in injury or illness, there are no hospitals or medical practitioners in the immediate area of the development, and we could have our workers off sick when we need them to complete a building which would impact out time commitment to complete the development.

7. High Turnover in the construction trade

Generally construction workers experience a high turnover; we may have delays in finding employees to complete the building and construction once we are underway.

15

8. Rental concerns

We may have delays in renting the units which would impact our bottom line expectation.

9. We are subject to Government Regulation

We will be subject to various federal, state and local laws and regulations affecting the development and operation of the company. Including, but not limited to, those that impose restrictions, levy a fee or tax, or require a permit or license, or other regulatory approval, such as OSHA, and building and zoning requirements.

10. Labor Relations

We will also be subject to laws governing relationships with employees, including minimum wage requirements, overtime, working and safety conditions, immigration status requirements, and child labor laws. If any of our personnel are paid at rates related to the minimum wage established by federal, state, and municipal law and, accordingly, increases in such minimum wage result in higher labor costs to us.

11. We are subject to numerous Federal regulations

We are also subject to the Fair Labor Standards Act, the Americans with Disabilities Act, The ACA, and Family Medical Leave Act mandates. In addition, we are subject to regulation by the Federal Trade Commission, Federal Communications Commission, and must also comply with certain state laws.

Our business operations and the implementation of our business strategy are subject to significant risks inherent in our business, including, without limitation, the risks and uncertainties described below. The occurrence of any one or more of the risks or uncertainties described below and elsewhere in this registration statement reported on Form S1 could have a material effect on our financial condition, results of operations and cash flows. While we believe we have identified and discussed below the key risk factors that affect our business, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our business, operations, industry, financial position and financial performance in the future.

12. Our Forward looking Statements

Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.

13. New Business venture

We may not be successful in the implementation of our business development strategies, which could adversely affect our business and our consolidated results of operations. Our continued growth depends, to a significant degree, on our ability to successfully implement our long-term growth strategies.

14. No assurance that our Model will be successful

There can be no assurance that we will be able to successfully anticipate changes in competitive conditions or customer needs or that the market will accept our business model.

15. We may incur cost overruns that were not anticipated

We may incur significant costs, and experience significant delays in connection with our business development strategies; which could impair our ability to grow our business and could harm our consolidated results of operations.

16

16. Our Industry is highly competitive

The construction industry is highly competitive, and that competition could harm our consolidated operating results.

17. An Impact of any Negative Publicity

Negative publicity concerning our construction activities, quality, safety or other issues could negatively affect our brand image and adversely affect our consolidated financial results.

18. Potential for Litigation

Our construction service businesses can be adversely affected by litigation and complaints from consumer groups or government authorities resulting from, illness, injury or other health concerns or operating issues. Publicity concerning air-borne illnesses, injuries and safety issues may negatively affect our operations, reputation and brand. Such publicity may have a significant adverse impact on our consolidated financial results.

19. We are dependent on key personnel

We are dependent on the service of certain key personnel, and the loss of any of these personnel could harm our business. Although the Company has entered into employment agreements with these employees, they can voluntarily leave the Company at any time and the loss of services of such individuals could have a material adverse effect upon our business and development. Our success will also depend upon our ability to retain and attract additional skilled management personnel to our senior management team and at our operational level. There can be no assurances that we will be able to retain the services of, senior members of our management team or the required operational support in the future. Disruptions in the financial markets may adversely affect the availability and cost of credit, and compromise our ability to maintain adequate insurance coverage.

20. Disruptions in the financial markets and the availability of credit

Disruptions in the financial markets may adversely affect the availability of credit in the future. Failures of significant financial institutions could adversely affect our access to and reduce the alternative sources of liquidity needed to operate our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring or curtailing our capital expenditures, and other discretionary uses of cash.

21. Insurance premiums and coverage

We rely on insurance to mitigate our exposure to catastrophic losses we may sustain to our property, claims by our employees, customers, or other third parties. Although we believe we have historically obtained adequate levels of insurance coverage through well rated and capitalized firms, disruptions in the financial markets may affect our ability to obtain coverage under existing policies or purchase insurance under new policies at reasonable rates in the future. Additionally, we are potentially at risk if our insurance carriers become insolvent. As a result, we could potentially be exposed to financial losses, which could adversely affect our consolidated financial results.

22. Disruption of our commodity distribution system

Any disruption of our commodity distribution system, could adversely affect our business and our consolidated financial results.

23. Risks of Litigation

Our business is subject to the risk of litigation by customers, current and former employees, suppliers, stockholders, or others through private actions, class actions, administrative proceedings, regulatory actions, or

17

other litigation. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. We face risks with respect to product liability claims, which could adversely affect our reputation, our business and our consolidated results of operations.

24. Protection of our Business Model

If we are unable to maintain and protect our Business Model, and its information technology systems and technologies, we could suffer disruptions in our business, damage our reputation with customers, and incur insubstantial costs.

25. Our or confidential information could be misappropriated

Our or confidential information could be misappropriated resulting in a loss of customers’ or employees’ personal information, negative publicity, harm to our business and reputation, or cause us to incur costs to reimburse third parties for damages.

26. Uncovered third party clams

Under certain circumstances plaintiffs may file certain types of claims, which may not be covered by insurance. In some cases, plaintiffs may seek punitive damages, which may also not be covered by insurance. Any litigation we face could have a material adverse effect on our business, consolidated results of operations, cash flows, and financial condition.

27. We are subject to risks in connection with owning and leasing real estate

We are subject to risks in connection with owning and leasing real estate, which could adversely affect our consolidated results of operations. As an owner and lessee of the land and/or building for our Company-owned rentals, we are subject to all of the risks generally associated with owning and leasing real estate, including changes in the supply and demand for real estate in general.

28. Protection of Trademarks and other proprietary interests

We may not be able to adequately protect our trademarks or other proprietary rights, which could harm our business. We own certain common law trademark rights and may apply for a number of federal and international trademark and service mark registrations and proprietary rights relating to our operations. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which could harm our image, brand, or competitive position and, if we commence litigation to enforce our rights, we may incur significant legal fees. We cannot be assured that third parties will not claim that our trademarks infringe upon their proprietary rights. Any such claim, whether or not it has merit, may result in costly litigation, cause delays in introducing new items in the future, interfere with our international development agreements once in place, or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations, cash flows, and financial condition.

29. We lack Operating experience

Since we recently began this business, we lack a lengthy operating history. The company does not show profitable operations in recent periods.

30. We lack Project funding to acquire the Real Estate

We lack the resources to acquire the Real Property in fee that defines our business model.

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31. Lack of Market for our Securities

This is our Initial Public offering as such we lack a market for our common equity securities. Our Securities may be considered a penny stock

32. We may not have independent Board Members

Although we have nominated and they have accepted the roll of Board members in an independent status there can be no assurances that they will act independently they may have some conflicts of interest

ITEM 503(c) RATIO OF EARNINGS TO FIXED CHARGES

The Company has no fixed charges or overhead, we only begin working on a project once we have acquired the real property for our own development. We then develop our warehouse and production facility in the area we are developing. We will also own the warehouse and manufacturing facility, and we intend to be and remain debt free there also. After the first 12 plex unit is completed the company expects to have a monthly income of $24,000, this will more than support all of our overhead, including insurances, and any taxes we are required to pay.

We have no fixed-charge obligations: We have no unfunded capital expenditures or lease payments.

We currently have no long term facility rent obligation.

The Management team consists of:

Adrian Morrisette: Founder, President and Director

Growing up in a family of bricklayers and being the youngest of five boys, Morrisette cultivated a competitive personality that helped him achieve success at a young age. By age 25 Adrian started Morrisette Masonry in Orange County, California. Within four years the company was exceeding $3 million dollars a year in revenue. Morrisette’s cast stone products came from an Arizona based company that proved to be too expensive and unreliable.

To mitigate the problem Adrian began researching how to manufacture cast stone products. Within six months Adrian was manufacturing his own cast stone with his newly created company, Precast Masonry of America. Two years later he was shipping throughout California and Nevada with sales exceeding $1million. Inspired by his success, he started franchising Precast Masonry of America selling 43 franchises under a License and Lease Agreement within four years. The following link is to a free editorial written by Warren Sears in Concrete Products “a national publication” about Adrian Morrisette and his cast stone company, Precast Masonry of America. http://ecofriendlydevelopment.net/background_files/PMA%20article%20Sm.pdf

Morrisette retired for the first time at the age of 37 and moved to Florida. After going through a hurricane, and witnessing first hand the damage it caused, he decided there must be a better way to build. He saw homes being torn down because of mold and mildew in the walls, but the roofs had no visual or structural damage. Today Morrisette has invested more than nine years and well over a million dollars in developing, engineering, and patenting the LinGen Building System.

Mrs. Linda Reiger Founder

Mrs. Reiger’s background is extensively business related. Since 1978 she has been self employed in the development of multiple Dry Cleaning businesses in California, where she managed several Dry Cleaning Chain operations, under the style Windsor Cleaners and Chandler Cleaners. Since approximately 1995 she has worked with Non Profit Corporations, first with “Amerindian” where she helped bring food and clothing to the Native American Indians in Arizona, then as a member of the Board of Directors of a second Non Profit Corporation “Windhorse Relations” and volunteered her time to help our Wild Mustangs.

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Alexandra Green: Founder, Secretary/Treasurer

Alexandra was born and raised in Boise Idaho. She has also lived in rural Oregon, Utah and Arizona throughout her life. Alexandra has taken on high levels of responsibility in a variety of companies at a young age. Her first job started as an internship in a small high end custom jewelry store located in Central Oregon at seventeen. After the completion of her internship, the store hired her full time. Being a part of a very small business, she was responsible for many tasks. This is where she started building and developing her generalized office and administrative skills. During her time at this position Alexandra also attended college in South Eastern Idaho.

Alexandra has recently held the position of Internet Sales Manager at a large dealership in Tucson Arizona and in St George Utah. Alexandra has been overseeing LinGen’s business office for the past year; keeping the company organized and running smoothly. Alexandra is excited to be involved with The Strip Development, Inc. Alexandra has been involved with this project since the very beginning, and has conducted most of the area research; and compiled many of the documents and supporting bids for this 500 acre project.

The Board of Directors consists of 3 Members.

1. Adrian Morrisette [Resume above] Officer shareholder and Director

2. Cody Jack Boren [Independent Director] Holds No financial interest in the company. Cody Boren was born and raised in the Uintah Basin, it’s an area that he loves and feels passionately about. At only 31 years old he is very successful in his real estate career. Cody is a top producer, and was assigned to be the sales team leader for three different developments early in his career. Cody is very knowledgeable in all areas of the industry and has sales in residential, commercial, industrial sales and leasing, multi family, farms and ranches, vacant land, as well as property management. Cody was introduced to West USA Realty in 2012, and Cody made the decision to obtain his broker’s license and open up his own West USA Realty Specialists franchise. West USA Realty Specialists currently has 2 locations and employs 8 highly successful agents, 2 property managers, and an office manager.

3. Linda Morrisette [Independent Director] Holds No financial interest in the company. Linda, Adrian’s ex-wife will act as an independent Director. : Linda has years of business experience in construction related fields, which makes her an appropriate adviser for a new development.  Linda started her career in construction related industries after a very successful career in shipping and receiving with Cannon.  Linda’s first position in the construction field was the book keeper, and administrative assistant of Morrisette Masonry in Southern California; a company owned by her ex-husband Adrian Morrisette. Linda also went on to not only hold the position of bookkeeper, but also the general manager of Pre-Cast Masonry of America.  A company that due to its experienced and motivated management team sold forty three franchises in only four years.  Linda was an integral part of the expansion of Pre-Cast Masonry of America, and conducted many of the site visits for new franchisees.  Linda was responsible for; maintaining the companies corporate records, maintaining the corporations financial information, and reconciling that information while keeping the owner of the company updated with bi weekly reports.

After the owner of Pre-Cast Masonry of America retired and sold the company, Linda went on to be the general manager and vice president of Trimlite.  Trimlite was a foam trim manufacturing company in Florida that specialized in foam trim and facades for custom homes, and many other foam products.  Linda handled the hiring of employees and the management of employees; in addition to maintaining the books.  Linda was also responsible for prospecting new accounts and engaging new clients for Trimlite.  Linda not only has first hand experience within contracting and construction companies, but she also has an established working relationship with most of The Strips Management Team.  Linda will therefore be in a good position to see outside market changes and influences, and due to her non-biased position help guide the development to make appropriate course adjustments when necessary.

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Item 504: Use of proceeds:

DEVELOPMENT COST (PHASE 1)
“The Strip” Acres	500	Start-up	$10,000,000
Building Expense	Each	Start-up Units	Total
Food Court	$1,200,000	1	$1,200,000
2 Bed 12 Plex	$247,860	10	$2,478,600
Commercial Buildings	$240,000	6	$1,440,000
RV Park (pads)	$4,125	90	$371,250
RV Amenities	$91,000	1	$91,000
Total Vertical Const			$5,580,850
Property Cost			$2,000,000
Construction Mgmt			$600,000
Start-up Reimbursement			$300,000
Legal Fees			$60,000
Total Infrastructure			$766,621
Total Cost			$9,307,471
Brokerage Fee		7%	$651,523
Total Cost Phase 1			$9,958,994

Item 506: Dilution

Dilution Schedule Common Shares

Number of shares outstanding	Net tangible book value per share before distribution	Net tangible book value per share after distribution 10,000,000 additional shares	Amount of increase in net tangible book value per share attributable to the cash payments made by purchasers	Amount of dilution from the public offering price will be absorbed by purchasers.
37,549,000	$0.49	$0.597	$0.107	$0.40.3

Share Acquisition Price of Officers and Directors and 5% holders

Officers and Directors	Contribution	Value of services	Acquisition price per Class “A” Common stock	Number of shares	Acquisition price per Class “B” Preferred Stock	Number of Preferred shares
Adrian Morrisette/ Founder/President/ /Director	Founder/Invested money and services	$178,500.00	$0.006	21,000,000	$0.025	2,100,000
Linda Reiger/ Founder	Founder/invested money and services	$100,000.00	$0.0075	10,000,000	$0.025	1,000,000
Alexandra Green Founder/Secretary/Treasurer	Founder/ invested Money and services	$ 60,000.00	$0.0075	6,000,000	$0.025	600,000

NOTE:	From this offering there will be approximately $300,000 used to repay initial investors’ for their efforts to bring this project to the Public.
21

Item 507: selling security holders.

There are NO selling Security Holders.

Item 508; Plan of distribution.

We plan on registering our company on either the; Over the Counter Bulletin Board, or Pink Sheets. The stock will be provided by a Stock Transfer agent. We currently have no dealer agreements.

Item 509; Description of securities to be registered.

We are registering our Class “A” Common stock.

Item 510; Interest of named experts and counsel.

The Independent Accounting firm that audited the financials is B F Borgers CPA, PC. B F Borgers CPA PC has No interest in this company.

The Attorney that prepared the Opinion Letter is Chase Chandler, Esq. Mr. Chandler has no interest in this company

Underwriters

The Company intends to self underwrite this offering, they will also co-operate with Broker Dealers.

Legal Matters

There are No lawsuits or administrative hearings pending or anticipated against the company or any officer or director of the company.

Experts

B F Borgers, CPA, PC

BRUNSON CHANDLER & JONES, PLLC

Where You Can Find Additional Information

Additional information may be found at the company website: www.thestripdevelopment.com

INFORMATION REGARDING SECURITIES:

BOTH OFFERED AND NOT OFFERED

Type of securities offered: Class “A” Common Stock Only	Class “A” Common Stock: Offered	Class “B” Preferred Stock: Not offered
Cumulative voting rights	Yes	Yes
Other special voting rights	No	Yes 10 for 1
Preemptive rights to purchase in new issues of shares	Yes	No
Preference as to dividends or interest	No	Yes
Preference upon liquidation	No	Yes
Are the securities convertible?	No	Yes
Are the securities notes or other types of debt securities?	No	No
Are the securities callable or subject to redemption?	No	No
Are the securities intended to be collateralized by real property?	No	No

22

Item 512. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

(iii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iv) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

23

FINANCIAL STATEMENTS

Financials

The Strip Development, Inc.

Financial Statements for the Year Ended

December 31, 2013

B F Borgers CPA PC

www.DenverAudit.com

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Strip Development, Inc.:

We have audited the accompanying balance sheet of The Strip Development, Inc., a development stage company (“the Company”) as of December 31, 2013 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended, and for the period from June 10, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of The Strip Development, Inc., as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, and for the period from June 10, 2013 (inception) through December 31, 2013 in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
January 3, 2014

F-2

The Strip Development, Inc.

(A Development Stage Company)

BALANCE SHEET

December 31,
2013

ASSETS

Current assets
Cash	$-
Total current assets	-

Total Assets	$-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$303,240
Total current liabilities	303,240

Stockholders’ Equity (Deficit)
Common stock (Class “A”), $0.001 par value;
500,000,000 shares authorized;
37,549,000 issued and outstanding	37,549

Preferred Stock (Class “B”), $0.000 par value;
10,000,000 shares authorized;
3,700,000 issued and outstanding	-
Additional paid-in capital	300,951
Accumulated earnings (deficit) during Development Stage	(641,740)

Total Stockholders’ Equity (Deficit)	(303,240)

Total Liabilities and Stockholders’ Equity (Deficit)	$-

F-3

The Strip Development, Inc.

(A Development Stage Company)

Statement of Operations

		June 10, 2013
		(Inception)
	Year Ended	through
	December 31,	December 31,
	2013	2013

Revenue	$-	$-

Expenses
General and Administrative	641,740	641,740
	-	-

Total expenses	641,740	641,740

Income from operations	(641,740)	(641,740)

Other income (expense)
Interest	-	-

Income (loss) before provision for income taxes	(641,740)	(641,740)

Provision for income tax

Net income (loss)	$(641,740)	$(641,740)

Net income (loss) per share
(Basic)	$(0.02)	$(0.02)

(Fully diluted)	$(0.01)	$(0.01)

Weighted average number of
common shares outstanding	37,549,000	37,549,000

Fully diluted weighted average number
of common shares outstanding	74,549,000	74,549,000

F-4

The Strip Development, Inc.

( A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Additional		Stock
	Common Stock		Preferred Stock		Paid-in	Accumulated	holders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balances at June 10, 2013	-	$-	-	$-	$-	$-	$-
December 10, 2013 37,549,000 shares	37,549,000	37,549	-	-	300,951	338,500
of common stock (“A”) issued to founders
and various individuals at $0.001 per share
for services

December 10, 2013 3,700,000 shares	-	-	3,700,000	-	-
of Preferred stock (Class “B”) issued to
Founders and various individuals							-
at $0.00 per share
for services

Net loss for period	(641,740)	(641,740)
Balances at December 31, 2013	37,549,000	$37,549	3,700,000	$-	$300,951	$(641,740)	$(303,240)

F-5

The Strip Development, Inc.

(A Development Stage Company)

Statement of Cash Flows

		June 10, 2013
	Year	(Inception)
	ended	through
	December 31,	December 31,
	2013	2013

Cash Flows From Operating Activities
Net income	(641,740)	(641,740)

Adjustments to reconcile net income to
net cash provided by (used for)
operating activities:
Stock issued to founders for services	37,549	37,549
Changes in operating assets and liabilities
Accrued Expenses and Accounts Payable	303,240	303,240
	-	-

Net cash provided by (used for)
operating activities	(300,951)	(300,951)

Cash Flows From Investing Activities:
	-	-

Cash Flows From Financing Activities:
Seed Capital from Founder	-	-
	-	-

Net cash provided by (used for)
financing activities	-	-

Net Increase (Decrease) in Cash	(300,951)	(300,951)

Cash at Beginning of Period	-	-

Cash at End of Period	$(300,951)	$(300,951)

Supplemental Disclosure
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

F-6

THE STRIP DEVELOPMENT, INC.

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2013

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE STRIP DEVELOPMENT, INC. (the “Company”), was incorporated in the State of Utah on June 10 2013. The Company was formed to develop vacant land near Vernal, Utah into a small self-contained township. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal year

The Company employs a fiscal year ending December 31.

Net Income (Loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company’s preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue Recognition

Revenue is recognized on an accrual basis as earned.

F-7

General and Administrative Expenses

General and Administrative Expenses Consist of the following:

$300,000	Accrual of expense to repay initial investors’ for their efforts to bring this project to the public. This will be repaid when funds are available and remains in Accrued expenses until repaid.

$338,500	Value of Services performed in exchange for Common and Preferred shares. See Statement of Stockholders’ Equity (Deficit) footnote for further details

$3,240	Audit Fee Expense
$641,740

Statement of Stockholders’ Equity (Deficit)

The Company granted 37,549,000 shares of Class “A” Common stock and 3,700,000 shares of Class “B” Preferred stock on December 10, 2013 prior to the offering. At the time these shares were issued (December 10, 2013) the Company was incorporated but had no other value and was not public and had no assets in the company. Consequently, Par value was used to value these shares since the Company had no value other than being incorporated. Shares given to Directors however were given for services rendered and the value of the services was booked to additional paid in capital. Adrian Morrisette contributed $178,500 in services for 21,000,0000 shares of common stock and 2,100,000 shares of preferred shares. Linda Reiger contributed $100,000 in services for 10,000,000 shares of common stock and 1,000,000 shares of preferred shares. Alexandra Green contributed $60,000 in services for 6,000,000 shares of common stock and 600,000 shares of preferred stock. These shares were issued for services provided to get the company incorporated and the business plan developed.

Class “A” Common shares has voting rights equal to one vote per share with no preferences.

Class “B” Preferred stock have voting rights of one preferred share equal to 10 shares of Common stock and have preference as to repayment of debts. The preferred stock can be converted into ten shares of common stock at the end of two years from issuance (December 10, 2013) at the option of the holder.

Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, as reported in the accompanying balance sheet, approximates fair value.

Going Concern and Managements’ Plans

As shown in the accompanying financial statements for the period ended December 31, 2013, the Company has a limited operating history.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability

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to do so. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company has a plan in place to remove this threat that begins with conducting the Offering on a “best efforts” basis. It will also rely on its shareholder for further capital investment if necessary.  If the Offering raises at least $100,000, then the Company’s expenses related to the Offering and the expenses related to the Company will be covered. However, the Company will need to generate more than the expenses of the Offering in order to have enough capital to develop the vacant land it will be developing as part of the business operations. The total cost of phase 1 is estimated at approximately 10 million dollars.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

Related Parties

Other than normal transactions with the board of directors and officers and stock issuance no other related party transactions occurred. Going forward the company may buy supplies and items from LinGen which is owned by the company’s president.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee.

SEC registration fee	$1,288.00
Printing and engraving	$3,500.00
Legal fees and expenses	$2,500.00
Accounting fees and expenses	$3,240.00
Blue sky fees and expenses	$1,000.00
Transfer agent and registrar fees	$4,000.00
Edgarizing Fee	$1,000.00
Founders Repayment	$300,000.00
Miscellaneous	$5,000.00
Total	$321,528.00

Item 14. Indemnification of Officers and Directors.

The registrant’s certificate of incorporation and bylaws provide that the registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the full extent permitted by Utah law, including in circumstances in which indemnification is otherwise discretionary under Utah law.

In addition, the registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. The registrant also maintains director and officer liability insurance.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

There have not been any sales of unregistered securities.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agree ment, if any, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Auction Process: How It Works.

Stocks are sold in a market in which buyers enter competitive bids and sellers enter competitive offers at the same time. The price a stock is traded represents the highest price that a buyer is willing to pay and the lowest price that a seller is willing to sell at. Matching bids and offers are then paired together and the orders are executed.

The New York Stock Exchange (NYSE) is an example of an auction market. Auction markets differ from over the counter where trades are negotiated. For example, four buyers want to buy a share of XYZ and make the following bids: $10.00, 10.02, 10.03 and $10.06. Conversely, there are four sellers that desire to sell XYZ and they submitted offers to sell their shares at the following prices: $10.06, 10.09, 10.12 and $10.13. In this scenario, the individuals that made bids/offers for XYZ at $10.06 will have their orders executed. All remaining orders will not immediately be executed and the current price of XYZ will then be $10.06.

Item 601. EXHIBITS.

EXHIBITS
Number	Description of Exhibit
3 (i)	Articles of Incorporation of the Registrant
3 (ii)	Bylaws of the Registrant
5	Opinion of BRUNSON CHANDLER & JONES, PLLC with consent to use
10	Option Agreement dated August 20, 2013 between Lloyd Barton, and Adrian Morrisette
23	Consent of B F Borgers, CPA, PC
99.1	News Article regarding Housing needed in Vernal Utah
99.2	Zoning Change Approval
99.3	Approval for 90 Space RV Park
99.4	Brokers Opinion Letter of Value of Property (BPO)

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Signatures of Directors and Officers

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uintah County, State of Utah, on December 23, 2013.

The Strip Development, Inc.

/s/ Adrian Morrisette

Adrian Morrisette

President/Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uintah County, State of Utah, on December 23, 2013.

The Strip Development, Inc.

/s/ Alexandra Green

Alexandra Green

Secretary/Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uintah County, State of Utah, on December 23, 2013.

The Strip Development, Inc.

/s/ Cody J Boren

Cody Jack Boren

Independent Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uintah County, State of Utah, on December 23, 2013.

The Strip Development, Inc.

/s/ Linda Morrisette

Linda Morrisette

Independent Director

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EXHIBIT INDEX
Number	Description of Exhibit
3 (i)	Articles of Incorporation of the Registrant
3 (ii)	Bylaws of the Registrant
5	Opinion of BRUNSON CHANDLER & JONES, PLLC, with consent to use
10	Option Agreement dated August 20, 2013 between Lloyd Barton, and Adrian Morrisette
23	Consent of B F Borgers, CPA, PC
99.1	News Article regarding Housing needed in Vernal Utah
99.2	Zoning Change Approval
99.3	Approval for 90 Space RV Park
99.4	Brokers Opinion Letter of Value of Property (BPO)